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                                                                EXHIBIT 99.11(b)

                           CONSENT OF GRAHAM & JAMES LLP

  We hereby consent to all references to our firm included in Registration Statement No. 33-6486.



                                        GRAHAM & JAMES LLP



New York, New York
February 27, 1997